UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2008
EXPRESS-1 EXPEDITED SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3399 Lakeshore Drive, Suite 225, Saint Joseph, Michigan, 49085

(Address of principal executive offices — zip code)
(269) 429-9761

(Registrant’s telephone number, including area code)
Not applicable

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 2, 2008, the Company entered into a first amendment to the employment contract originally dated July 1, 2005 between the Company and Michael R. Welch, the Company’s Chief Executive Officer. Among other provisions, the amendment specifies an initial base compensation rate of $200,000 per annum; participation by the executive in the Company’s performance based bonus program, as approved by the Board of Directors, from time-to-time; contribution of $30,000 per year in the Company’s deferred compensation program on behalf of Mr. Welch; and such employee benefits and other perquisites normally offered to senior executives of the Company. The amendment also contains provisions outlining the treatment of Mr. Welch’s employment contract in the event of a sale or merger of the Company. The amendment extends the term of the initial contract through July 1, 2011.
ITEM 9.01 FINANCIAL STATEMENTS AN EXHIBITS
          (c) Exhibits.
     99.1 Amendment 1 to Employment Agreement with Michael R. Welch dated July 2, 2008.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 2, 2008	Express-1 Expedited Solutions, Inc.
	By:	/s/ Mark Patterson
Mark Patterson
Chief Financial Officer

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